                                                                     EXHIBIT 4.1






                        SETTLEMENT AGREEMENT AND RELEASE

                                 BY AND BETWEEN

                              NEOTHERAPEUTICS, INC.

                                       AND

                                    [Vendor]





                                     [date]

                                TABLE OF CONTENTS

1.       Definitions ....................................................      1

2.       Payment of Shares of Common Stock ..............................      2

         (a)      Settlement Payment ....................................      2
         (b)      The Closing ...........................................      2
         (c)      Deliveries at the Closing .............................      2

3.       Representations and Warranties .................................      2

         (a)      Representations and Warranties of the Company .........      2
         (b)      Representations and Warranties of [Vendor] ............      3

4.       Release ........................................................      5

         (a)      [Vendor] Release ......................................      5
         (b)      General Release .......................................      5
         (c)      Representations and Warranties ........................      6

5.       Enforcement of Release .........................................      6

6.       Compromise .....................................................      6

7.       Advice of Counsel ..............................................      6

8.       Registration Rights ............................................      6

         (a)      Obligations of the Company ............................      6
         (b)      Furnish Information ...................................      7
         (c)      Expenses of Registration ..............................      7
         (d)      Delay of Registration .................................      8
         (e)      Indemnification .......................................      8
         (f)      Reports Under Exchange Act ............................     10
         (g)      Assignment of Registration Rights .....................     11
         (h)      Termination of Registration Rights ....................     11
         (i)      Piggyback on Registration .............................     11

9.       Survival of Representations and Warranties .....................     11

10.      Miscellaneous ..................................................     11

         (a)      Further Assurances ....................................     11
         (b)      Recapitalizations, Etc ................................     11
         (c)      Delays or Omissions; Remedies Cumulative ..............     11
         (d)      No Third-Party Beneficiaries ..........................     12
         (e)      Successors and Assigns ................................     12
         (f)      Entire Agreement ......................................     12
         (g)      Counterparts ..........................................     12
         (h)      Headings ..............................................     12

                                                                     EXHIBIT 4.1

         (i)      Notices ................................................    12
         (j)      Governing Law ..........................................    13
         (k)      Amendments .............................................    13
         (l)      Severability ...........................................    14
         (m)      Expenses ...............................................    14
         (n)      Construction ...........................................    14

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release (the "Agreement") is made and entered into as of [month] [day], [year], by and between NeoTherapeutics, Inc., a Delaware corporation (the "Company"), and [Vendor], a [corporation, partnership, individual, etc.] ("[Vendor]"). The Company and [Vendor] are referred to collectively herein as the "Parties."

     WHEREAS, the Company and [Vendor] are parties to that certain [the original agreement] ("[Original Agreement]") dated as of [month] [day], [year], pursuant to which the Company owes payment of $_________ to [Vendor] for services performed by [Vendor] under the [Original Agreement];

     WHEREAS, the Company desires to give and [Vendor] desires to receive shares of common stock of the Company in lieu of cash as satisfaction of the payment owed by the Company to [Vendor].

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.

     "Agreement" means this agreement.

     "Closing" has the meaning set forth in (S)2(b) below.

     "Closing Date" has the meaning set forth in (S)2(b) below.

     "Common Stock" means the Company's common stock, $.001 par value per share.

     "Company" has the meaning set forth in the preface above.

     "Effectiveness Date" means the 120/th/ day following the Closing Date.

     "Exchange Act" has the meaning set forth in (S)8(e)(i) below.

     "Filing Date" means the 60/th/ day following the Closing Date.

     "[Original Agreement]" has the meaning set forth in the preface above.

     "Outstanding Debt" has the meaning set forth in (S)2(a) below.

     "Parties" has the meaning set forth in the preface above.

     "person(s)" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

     "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "[Vendor]" has the meaning set forth in the preface above.

     2.   Payment of Shares of Common Stock..

            (a) Settlement Payment. The Company agrees to issue to [Vendor] at the Closing ________ shares of Common Stock (the "Shares"), in full and complete settlement and satisfaction of the outstanding amount of $________ owed by the Company to [Vendor], under the [Original Agreement] (the "Outstanding Debt").

            (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place upon the date of the signing of this Agreement by all Parties (the "Closing Date").

            (c) Deliveries at the Closing. At the Closing, (i) the Parties will exchange signed copies of this Agreement and (ii) the Company will deliver to [Vendor] a stock certificate representing the Shares, registered in the name of [Vendor].

     3.   Representations and Warranties.

            (a) Representations and Warranties of the Company. The Company represents and warrants to [Vendor] that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement.

                    (i) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. All action of the Company necessary to authorize the execution and delivery of this Agreement and performance by the Company of all of its obligations hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. Except as set forth in Section 8 below, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or any provision of its charter.

                (iii) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which [Vendor] could become liable or obligated.

          (b) Representations and Warranties of [Vendor]. [Vendor] represents and warrants to the Company that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement.

                (i) [Organization of [Vendor]. [Vendor] is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.]

                (ii) Authorization of Transaction. [Vendor] has full power and authority [(including full [corporate] [partnership] [limited liability company] power and authority)] to execute and deliver this Agreement and to perform its obligations hereunder. All [corporate] action of [Vendor] necessary to authorize the execution and delivery of this Agreement and performance by [Vendor] of all of its obligations hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of [Vendor], enforceable in accordance with its terms and conditions. [Vendor] need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which [Vendor] is subject or any provision of its charter or bylaws.

                (iv) Brokers' Fees. [Vendor] has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                (v) Business or Financial Expertise. [Vendor] has either (i) a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons that is of a nature and duration which enables [Vendor] to be aware of the character, business acumen and general business and financial circumstances of the Company or (ii) by reason of [Vendor]'s business or financial expertise or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the capacity to protect its own interests in connection with its acquisition of the Shares. [Vendor] _____ is or _____ is not (check the appropriate) an "accredited investor" as defined in Rule 501 of Regulation D of the Shares Act of 1933, as amended (the "Shares Act").

                  (vi) Awareness; No Distribution. [Vendor] has had the opportunity to ask questions about the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. [Vendor] is acquiring these Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Shares Act. [Vendor] recognizes that the Shares are a speculative investment involving a high degree of risk of loss and that [Vendor] could lose the entire amount of its investment. [Vendor] is able to bear the economic risk of this investment and at the present time could afford a complete loss of this investment.

                  (vii) No Registration. [Vendor] understands that the Shares will be issued without registration under the Shares Act and without qualification and/or registration under applicable state securities laws ("Blue Sky Laws") in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, [Vendor] understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if its representations were predicated solely upon a present intention to hold the Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future.

                  (viii) Legend. [Vendor] further understands that the Shares must be held indefinitely unless subsequently registered and/or qualified under the Securities Act and under the Blue Sky Laws or unless an exemption from registration and/or qualification is otherwise available. In addition, [Vendor] understands that the certificate evidencing the Shares will be imprinted with a legend in substantially the form as follows which prohibits the transfer of the Shares unless they are registered and/or qualified or such registration and/or qualification is not required in the opinion of counsel for [Vendor].

          THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE

          REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

               (ix) Rule 144. [Vendor] is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. [Vendor] understands that the Shares constitute "restricted securities" for the purposes of Rule 144.

               (x) No Public Market. [Vendor] further understands that at the time it wishes to sell the Shares there may be no public market upon which to make such a sale.

               (xi) Risk. [Vendor] further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     4. Release.

          (a) [Vendor] Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [Vendor] and its heirs, successors and assigns do hereby release and forever discharge the Company, together with its affiliates, employees, agents, representatives, partners, shareholders, officers and directors, successors and assigns (collectively, the "Company Parties") of and from all common law and statutory claims, demands, damages, debts, losses, actions and causes of action, suits, rights, liabilities, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, accrued or to accrue, contingent or liquidated (collectively "Claims"), that [Vendor] had, now has or may have against any Company Parties, arising from or in connection with the Outstanding Debt.

          (b) General Release. It is the intention of [Vendor] in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified; and in furtherance of this intention, [Vendor] hereby expressly waives any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code and expressly agrees that the above release is intended to and does extend to and cover claims of the type referred to in said Section 1542, which reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE

          RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          [Vendor] expressly consents that the above release shall be given full force and effect according to each and all of its express terms and provisions, including as well those relating to the unknown and unsuspected claims, demands and causes of action hereinabove specified.

          (c) Representations and Warranties. [Vendor] hereby represents and warrants to the Company that it is the current legal and beneficial owner of all Claims released hereby and has not assigned, pledged or contracted to assign or pledge any such Claim to any other person. [Vendor] agrees to indemnify, defend and hold harmless the Company from and against and in respect of any claims, demands, losses, costs, expenses, obligations, liabilities or damages asserted against the Company by [Vendor] in respect of any Claim.

     5. Enforcement of Release. The release set forth in Section 4 above may be pleaded as the full and complete defense to, and as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted with respect to any Claim. If [Vendor] brings an action in respect of any Claim released hereby, the Company shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit, including appeals therefrom, whether or not such action is prosecuted to final judgment.

     6. Compromise. The Parties hereto acknowledge and agree that this Agreement is entered into as a compromise settlement which is not in any respect or for any purpose to be deemed or construed as an admission or concession of any liability whatsoever on the part of any party hereto.

     7. Advice of Counsel. The Parties have carefully and completely read this Agreement, have not relied upon any representations or warranties of the other party (except as set forth in this Agreement) in signing it, have had an opportunity to review it with their attorneys, and are satisfied they understand its terms.

     8. Registration Rights.

          (a) Obligations of the Company. On or prior to the Filing Date, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the SEC a registration statement with respect to the resale of the Shares and use commercially reasonable efforts to cause such registration statement to become effective as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

               (iii) Furnish to [Vendor] such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares.

               (iv) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by [Vendor], provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Promptly notify [Vendor] at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements there in (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, [Vendor] shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to [Vendor] a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as [Vendor] may reasonably request.

               (vi) Use commercially reasonable efforts to cause all the Shares registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or traded, if applicable.

          (b) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Shares that [Vendor] shall furnish to the Company such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

          (c) Expenses of Registration. All expenses including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for [Vendor], shall be borne by the Company.

              (d) Delay of Registration. [Vendor] shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

              (e) Indemnification. In the event the Shares are included in a registration statement under this Section 8:

                     (i) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless [Vendor], any underwriter (as defined in the Securities Act) for [Vendor] and each person, if any, who controls [Vendor] or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to [Vendor], underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
              Section 8(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to [Vendor], underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation (x) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by [Vendor], underwriter or controlling person or (y) which occurs in any preliminary prospectus if a final, amended or supplemental prospectus which corrects such Violation is delivered by the Company to such person at or prior to the written confirmation of the sale giving rise to such loss, claim, damage, liability, or action.

                     (ii) Indemnification by [Vendor]. To the extent permitted by law, [Vendor] will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter or [Vendor], against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by [Vendor] expressly for use in connection with such registration statement; and [Vendor] will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 8(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of [Vendor], which consent shall not be unreasonably withheld; provided, that in no event shall any indemnification by [Vendor] under this Section 8(e)(ii) exceed the net proceeds from the offering received by [Vendor], except in the case of willful fraud by [Vendor].

                     (iii) Procedures. Promptly after receipt by an indemnified party under this Section 8(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
              Section 8(e). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 8(e) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld.

                     (iv) Contribution. If the indemnification provided for in this Section 8(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by [Vendor] under this Section 8(e)(iv) exceed the net proceeds from the offering received by such [Vendor], except in the case of willful fraud by [Vendor]. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (v) Survival. The obligations of the Company and [Vendor] under this Section 8(e) shall survive the completion of any offering of the Shares in a registration statement under this
              Section 8, and otherwise.

              (f) Reports Under Exchange Act. With a view to making available to [Vendor] the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit [Vendor] to sell securities of the Company to the public without registration, the Company agrees to:

                     (i) make and keep public information available, in accordance with SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                     (ii) file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

                     (iii) furnish to [Vendor], so long as [Vendor] owns the Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the

              Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing [Vendor] of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              (g) Assignment of Registration Rights. The rights granted [Vendor] under Section 8 may not be assigned to a transferee or assignee of Shares without the prior written consent of the Company, except that such rights may be freely transferred to any party controlling, controlled by or under common control with [Vendor] without such consent; provided, that the Company is provided with prompt notice of the name and address of such transferee and such transferee agrees in writing to be bound by the provisions of this Agreement.

              (h) Termination of Registration Rights. [Vendor] shall not be entitled to exercise any registration right provided for in this Section 8 after such time as Rule 144(k) or another similar exemption under the Securities Act is available for the sale of all of the Shares without limitation as to volume or manner of sale.

              (i) Piggyback on Registration. The Company may include shares of Common Stock held by other stockholders of the Company in the registration statement filed pursuant to this Section 8.

       9. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

       10. Miscellaneous.

              (a) Further Assurances. The Company and [Vendor] shall deliver or cause to be delivered to the other party on the Closing Date and at such other times and places as shall be reasonably agreed to, such additional instruments as any of the other party may reasonably request for the purposes of carrying out this Agreement.

              (b) Recapitalizations, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and to the Common Stock, to any and all shares of capital stock of the Company or any capital stock, partnership or member units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Shares by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

              (c) Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other party.

         (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           If to [Vendor]: Copy to:

                                    [name]
                                    [address]
                                    Attn: [name]
                                    Fax:

                           with a copy to:

                                    [name]

                            [address]
                            Attn: [name]
                            Fax:


                   If to the Company: Copy to:

                            NeoTherapeutics, Inc.
                            157 Technology Drive
                            Irvine, CA 92618
                            Attn: John McManus
                            Fax: (949) 788-6706

                            with a copy to:

                            Latham & Watkins
                            650 Town Center Drive, Suite 2000
                            Costa Mesa, CA 92626
                            Attn: Alan W. Pettis, Esq.
                            Fax: (714) 755-8290

Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The Company and [Vendor] hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and [Vendor] hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         (k) Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by [Vendor] and the Company.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. Except as set forth in Section 8 above, each party will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (n) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   NEOTHERAPEUTICS, INC.

                                   By:    ______________________________________
                                   Title: ______________________________________

                                   [VENDOR]

                                   By:    ______________________________________
                                   Title: ______________________________________

                                   SCHEDULE 1

                                          Date of       Amount
Vendor Name                              Agreement    of Shares   Debt Satisfied

Clinical Pharmaceutical Trials, Inc.      11-15-02       8,500       $ 14,960
GRAM Laboratories, Inc.                   10-22-02     198,864       $350,000
NDDO Oncology B.V.                        11-18-02      45,944       $ 80,862
NDDO Research Foundation                  11-18-02      55,618       $ 97,888